                                                                    Exhibit 99.1
News Release

Media Contacts:                             Investor Relations:
 Nicole Fachet                               Tania Almond
 Manning, Selvage & Lee                      Digex
 212.213.7140                                240.456.3800
 nicole.fachet@mslpr.com                     tania.almond@digex.com


           Digex Reports Fourth Quarter and Full Year Results for 2002
             First Full Year of Positive Cash Flow from Operations;
                       Cash Balance Grew 31% Sequentially

LAUREL, Md., March 19, 2003 - Digex, Incorporated (OTCBB: DIGX), a leading provider of managed Web and application hosting services, today announced revenue of $44.4 million for the quarter-ended December 31, 2002, compared with $55.2 million a year ago. Full-year 2002 revenue totaled $188.0 million, compared with the year-ago level of $214.4 million. Ending the quarter managed servers totaled 3,536 with average monthly revenue per server of $3,956. Gross margin in the quarter totaled 48%, with full-year gross margin at 46%. Net loss available to common stockholders for the quarter totaled $40.6 million or $0.63 per share while full-year net loss was $248.7 million or $3.85 per share. Full-year 2002 net loss includes $57.0 million of impairment charges. Net cash provided by operations for the full-year 2002 was $5.4 million compared with net cash used by operations for 2001 of ($62.7) million.

Since July 1, 2002, Digex has recognized revenue resulting from WorldCom's resale of our Web hosting services only upon collection due to the June 2002 announcements from WorldCom. Also, 2002 revenues exclude amounts due from WorldCom for the difference between the actual 2002 WorldCom Annual Volume Commitment and amounts billed to WorldCom for actual managed Web hosting services. This difference has not been recognized as revenue in our financial statements in 2002 due to timing considerations and the uncertainties surrounding collection of such amounts from WorldCom. In 2002, WorldCom purchased a total of $60.7 million in services from us under the sales channel agreement. After reductions for commissions, discounts and other amounts owed to WorldCom, we recognized revenue from WorldCom under the sales channel agreement of $51.4 million.

"During 2002, Digex was faced with a number of challenges. We have worked to adapt to a rapidly changing environment," said George Kerns, president and CEO of Digex. "Despite the events surrounding WorldCom, our majority shareholder and key partner, we exited the year with positive cash flow from operations, which I believe positions us nicely for 2003. I am very proud of the strength and resilience of the organization."

New customers added this quarter include: AbDiagnostics, Inc., Accenture LTD, Advanced Semiconductor Engineering, Inc., Audit Bureau of Circulation, Booz Allen Hamilton, Bronson Healthcare, Commercial Ware Corp., Data-Tronics Corp., Exenet, HIAS Inc., Save the Children Fund, Toy Industry Association, Weightman Vizards, and Wildfire. A number of customers also upgraded or renewed their services including: Blue Flame Data, F. Schumacher & Co., Geiger, John Hancock, National Multiple Sclerosis Society, and Wyeth.

"We ended the year with $20.9 million cash and equivalents on hand, up from $16.0 million last quarter, said Scott Zimmerman, chief financial officer of Digex. "Additionally, Digex was able to cover its operating and capital expenses with no external funding in the fourth quarter."

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Financial highlights for Digex include:
o Net cash used in investing activities totaled $27.8 million in 2002 down 72% from the 2001 amount
o Quota-carrying salespeople totaled 51 for the quarter compared with 52 last quarter and 166 in the year-ago period
o Total employees ending December 31, 2002 was 785, compared with 818 last quarter and 1,393 in the year-ago period

                                         4Q02       3Q02       2Q02       1Q02       4Q01
Revenue Mix by customer type:
     Enterprise                           84%        83%        80%        81%        78%
     Non-Enterprise                       16%        17%        20%        19%        22%

Customer Data:
     Gross Adds                           20         48        119         56         80
     Normalized Gross Adds*                                     61        114
     Customers (Net) at period end       619        653        689        599        601
     Avg. Annualized Rev/Cust          $272,000   $272,000   $299,000   $325,000   $324,000
     Avg. Annualized Rev/Emloyee       $216,000   $183,000   $156,000   $145,000   $139,000

     *Normalized Gross Adds reflect what the gross adds would have een less the timing effect from a system conversion
     Note:  Customer Data is based on quarterly billing not sales bookings
Churn (Revenue)                          5.3%       5.9%       4.3%       4.9%       4.6%

Fourth Quarter Highlights
Digex quarterly highlights include the expansion of its database offerings with the introduction of support for IBM's DB2 Universal Database software on Solaris, Windows 2000 and Linux platforms. Digex now offers managed application level support for the three major databases available on the market today:
Oracle, IBM DB2 and Microsoft SQL Server. In addition, Digex launched an equipment leasing program, Digex Financial Services (DFS), designed to provide customers with competitive hardware terms and financing options. With the creation of DFS, customers will now have an improved source of funding for their equipment leveraging third party leasing companies, while better positioning Digex to advance its strategic priorities. In demonstrating continued leadership, Digex's ClientCentral was cited as the industry's most functional client portal by Tier 1 Research in their November report titled "Gaining More Control v.3.0." Digex was also the recipient of an InfoWorld 100 Award for Innovative Technology Solutions.

2002 Highlights
Major accomplishments in 2002 include the introduction of advanced database services, improved managed security offerings and the expansion of platform choices with the introduction of a managed Linux solution. Notable executive changes included the promotions of George Kerns to president and CEO and Scott Zimmerman to CFO. Digex achieved the financial milestone of its first full year of positive cash flow from operations. Digex continued to be recognized as an innovator in managed hosting by being listed in the "Leaders" quadrant in Gartner, Inc.'s 2002 North American Web Hosting Magic Quadrant*. In addition, Digex earned the CIO 100 Award and ComputerWorld's Premier 100 IT Leaders Award. In an effort to realign proportionate staffing ratios with revenue streams, Digex undertook a rightsizing effort to improve the structure, efficiency and quality of its work force. In bringing diverse talent and experience to its board, Digex appointed three independent directors in the third quarter, Howard Frank, Max Hopper and Paul Kozlowski. Digex continued its long standing emphasis on certifications and third-party validations to demonstrate its proven capability through 2002.

New certifications achieved in 2002 include:

     o British Standard 7799-2 Security Certification - This seal of approval from the British Standards Institution specifically applies to the U.K. and encompasses physical and logical aspects of IT security.

     o Microsoft Certified Systems Engineer or Solaris Certified Systems Administrator - Every Digex solution consultant has successfully achieved at least one of these two certifications.

     o Microsoft Gold Certified Partner and Compaq SP Signature Certification -The first to successfully achieve two separate certifications of its managed hosting and application services from Microsoft and Compaq.

     o SysTrust Certification - Achieved certification after completing a rigorous assessment of the Digex production environment for supporting customer Web operations.

Certifications that were renewed in 2002 include:

     o SunTone - First hosting provider to attain Sun's SunTone certification and recently conducted updated review to ensure continued certification.

     o SAS70 Type II Audit - Continues to maintain the SAS70 Type II Audit enforcing high standards on operational controls and required by many financial institutions as a prerequisite for doing business with a service provider.

     o E & Y Cyber Process - Awarded the Cyber Process certification by Ernst & Young for overall control in quality and establishing a secured hosting environment. This was renewed as a part of the recertification of the SAS70 Type II Audit.

     o TruSecure MSP - First hosting service provider to achieve TruSecure Corporation's TruSecure Management Service Provider (MSP) certification by adhering to rigorous, well-documented, logical and physical security regimen.

     o Cisco Powered Network - Awarded the very first Cisco Powered Network certification and continues to be CPN certified.

Certifications previously achieved include:

     o ISO 9001:2000 - Achieved registration for the Digex Application Optimization Center (AOC), demonstrating a commitment to quality production processes and procedures. This is a three year registration.

     o Digex managed security services meet HIPAA standards, validated by TruSecure assessment - Successfully completed a rigorous assessment of managed security offerings to ensure security guidelines proposed under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) are met to assist healthcare clients with legislative requirements.

Forward Looking Statements
Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10-K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

About Digex
Digex is a leading provider of managed Web and application hosting services. Digex customers, from mainstream enterprise corporations to Internet-based businesses, leverage Digex's services to deploy secure, scaleable, high performance e-Enablement, Commerce and Enterprise IT business solutions. Additional information on Digex is available at www.digex.com.

About the WorldCom-Digex Affiliation
The WorldCom-Digex affiliation strategically combines the custom managed Web and application hosting expertise of Digex with the shared, dedicated and colocation hosting technologies of WorldCom to offer businesses of all sizes the full continuum of secure, dependable hosting services. Powered by the reach and reliability of the facilities-based WorldCom global network, the WorldCom-Digex affiliation rapidly delivers scalable, high-availability outsourced solutions that enable companies throughout North America, Europe and Asia to better focus on their core business.

As a result of the adoption of Regulation G by the Securities and Exchange Commission (SEC) and related amendments, Digex, Incorporated has decided to cease disclosing EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization), a non-GAAP financial measure, for the foreseeable future. More information on Regulation G and related amendments may be accessed via the SEC's web site at http://www.sec.gov/rules/final/33-8176.htm.

* The Magic Quadrant is copyrighted February 2002 by Gartner, Inc. and is reused with permission. Gartner's permission to quote its Magic Quadrant research should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner's opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner-defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the Leaders segment. In some situations, firms in the Visionary, Challenger, or Niche Player segments may be the right match for an enterprise's requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources and the reader should not rely solely on the Magic Quadrant for decision-making. Gartner expressly disclaims all warranties, express or implied of fitness of this research for a particular purpose.

All trademarks, tradenames and service marks mentioned and/or used herein belong to their respective owners.

                                       ###


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

                               DIGEX, INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands, except share and per share data)



                                                                Three Months Ended                      Year Ended
                                                                   December 31,                        December 31,
                                                          ------------------------------       ----------------------------
                                                              2002            2001                 2002            2001
                                                          -------------   --------------       -------------   ------------
                                                           Unaudited        Unaudited           Unaudited


Revenue:
      Revenue                                              $    32,454   $      40,156         $   136,522     $   185,025
      Revenue from WorldCom                                     11,904          15,030              51,438          29,328
                                                           -----------   -------------         -----------     -----------
Total revenue                                                   44,358          55,186             187,960         214,353

Costs and expenses:
      Cost of operations                                         3,600           3,897              14,316          16,138
      Cost of services                                          19,343          24,170              86,886         103,962
      Selling, general and administrative                       16,792          27,805              81,122         125,140
      Provision for doubtful accounts                              945           2,959               3,690          15,374
      Provision for doubtful accounts for WorldCom                   -               -              18,578               -
      Deferred compensation                                          -             703               3,603           3,192
      Impairment loss                                                -               -              56,990               -
      Depreciation and amortization                             41,672          40,367             160,878         136,396
                                                           -----------   -------------         -----------     -----------
Total costs and expenses                                        82,352          99,901             426,063         400,202
                                                           -----------   -------------         -----------     -----------
Loss from operations                                           (37,994)        (44,715)           (238,103)       (185,849)
Other income (expense):
      Interest expense                                          (2,268)         (1,653)             (8,682)         (4,768)
      Interest income and other                                    118             628                 552           2,158
                                                           -----------   -------------         -----------     -----------
Net loss                                                       (40,144)        (45,740)           (246,233)       (188,459)
Accretion of preferred stock discount                             (503)         (1,006)             (2,516)         (4,025)
                                                           -----------   -------------         -----------     -----------
Net loss available to common stockholders                  $   (40,647)  $     (46,746)        $  (248,749)    $  (192,484)
                                                           ===========   =============         ===========     ===========
Net loss per common share - basic and diluted              $     (0.63)  $       (0.73)        $     (3.85)    $     (3.00)
                                                           ===========   =============         ===========     ===========
Shares used in computing basic and diluted net
   loss per share                                           64,869,461      64,138,466          64,689,708      64,076,647
                                                           ===========   =============         ===========     ===========

                              DIGEX, INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)



                                                             December 31,            December 31,
                                                                 2002                    2001
                                                            ----------------        ---------------
                                                               Unaudited

                         ASSETS

Current assets:

     Cash and cash equivalents                                 $     20,897          $    12,096
     Restricted investments                                           3,059                3,197
     Accounts receivable, net of allowance of  $3,564 and
     $4,806 in 212,165d 2001, respectively                           12,165               25,159
     Due from WorldCom, net of allowance of $13,236 in
     2002 and $0 in 2001                                                  -               15,179
     Deferred costs                                                   4,908                7,302
     Notes receivable from employees                                  6,008                    -
     Prepaid expenses and other current assets                        5,999                7,579
                                                              -------------          -----------
           Total current assets                                      53,036               70,512
Property and equipment, net                                         149,195              327,701
Goodwill                                                             11,880               11,880
Intangible assets, net                                                4,388                7,351
Notes receivable from employees                                           -                6,825
Other assets                                                          2,340                3,089
                                                              --------------         -----------
           Total assets                                       $     220,839          $   427,358
                                                              ==============         ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current liabilities:

     Accounts payable and accrued expenses                    $      38,510          $    43,491
     Due to WorldCom                                                 11,557                4,475
     Current portion of deferred liabilities                          5,071                7,572
     Current portion of note payable                                    209                   56
     Current portion of note payable Intermedia                      50,550                    -
     Current portion of capital lease obligations                     6,374                5,675
                                                              --------------         -----------
           Total current liabilities                                112,271               61,269
Deferred liabilities                                                  1,680                4,257
Notes payable                                                         3,299                3,208
Notes payable to Intermedia                                          76,650               90,000
Capital lease obligations                                            23,989               29,477
                                                              --------------         -----------
           Total liabilities                                        217,889              188,211
                                                              --------------         -----------


Redeemable Preferred stock, $.01 par value;
5,000,000 shares authorized; 100,000 shares
designated as Series A Convertible; 50,000 and
100,000 Series A Convertible shares issued and
outstanding in 2002 and 2001, respectively
(aggregate liquidation preference of $50,000)                        45,748               81,503

Stockholders' equity/(deficit):

Class A common stock, $.01 par value; 100,000,000
shares authorized; 25,255,461 and 24,788,446
248res issued and outstanding in 2002 and 2001,
respectively                                                            255                  248

Class B common stock, $.01 par value; 50,000,000
shares authorized; 39,3394000 shares issued
and outstanding in 2002 and 2001                                        394                  394

Additional capital                                                  587,119              545,020
Accumulated deficit                                                (630,561)            (384,328)
Deferred compensation                                                     -               (3,448)
Accumulated other comprehensive loss                                     (5)                (242)
                                                              -------------         ------------
           Total stockholders' equity/(deficit)                     (42,798)             157,644
                                                              -------------         ------------
           Total liabilities and stockholders'
             equity/(def$cit)                                 $     220,839         $    427,358
                                                              =============         ============

                              DIGEX, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)



                                                                                        Year Ended December 31,
                                                                                    ------------------------------
                                                                                       2002                2001
                                                                                    ------------        ----------
                                                                                    Unaudited
Net cash provided by (used in) operating activities                                    $  5,417          $ (62,705)

Investing activities:
     Purchases of property and equipment                                                (28,406)           (98,201)
     Other investing activities, net                                                        612               (681)
                                                                                       ---------         ----------
     Net cash used in investing activities                                              (27,794)           (98,882)

Financing activities:
     Proceeds from issuances of notes payable                                            37,350             93,300
     Other financing activities, net                                                     (6,409)            (2,847)
                                                                                       ---------         ----------
     Net cash provided by financing activities                                           30,941             90,453

Effect of exchange rate on cash and cash equivalents                                        237               (204)
                                                                                       ---------         ----------
Net increase (decrease) in cash and cash equivalents                                      8,801            (71,338)
Cash and cash equivalents at beginning of the year                                       12,096             83,434
                                                                                       ---------         ----------
Cash and cash equivalents at end of the year                                           $ 20,897          $  12,096
                                                                                       =========         ==========
Supplemental disclosure of cash flow information:

     Assets acquired through capital leases                                            $  1,543          $  11,084
     Assets purchased with equipment credits granted in connection
         with the issuance of preferred stock                                             6,195              5,906
     Interest paid                                                                        8,404              3,622
